Exhibit 23.1

December 3, 2010

8888 Acquisition Corporation
Qingyanglianyu Industrial Area
Jinjiang City, Fujian Province 362200
People’s Republic of China

We hereby consent the use of our firm’s name and the reference to our firm’s opinion in 8888 Acquisition Corporation’s Form 8-K, as amended, which has been filed with the Securities and Exchange Commission.

Yours faithfully,

Allbright Law Offices